UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING CONTAINS A VOTING REMINDER LETTER TO BE MAILED ON OR AFTER SEPTEMBER 10, 2008 TO STOCKHOLDERS OF ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (“ALLSCRIPTS”) THAT HOLD MORE THAN 100 SHARES OF ALLSCRIPTS COMMON STOCK AND HAVE NOT YET SUBMITTED THEIR PROXY IN REGARD TO ALLSCRIPTS 2008 ANNUAL MEETING OF STOCKHOLDERS.

September 10, 2008

Dear Allscripts Healthcare Solutions Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Allscripts Healthcare Solutions, Inc. on September 22, 2008. Your Board of Directors has recommended that stockholders vote in favor of all the proposals on the agenda.

Please note that failure to vote on Proposals 2 and 3 will have the same effect as a vote against. Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Very truly yours,

Lee Shapiro

President and Secretary

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-687-1871.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and Misys Healthcare Systems, LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the

“SEC”) a definitive proxy statement. On August 22, 2008, Allscripts mailed the definitive proxy statement and proxy card to its stockholders of record as of August 15, 2008. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.